UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 22, 2023

GALERA THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-39114	46-1454898
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

45 Liberty Blvd #230

Malvern, PA 19355

(Address of principal executive offices) (Zip Code)

(610) 725-1500

(Registrant’s telephone number, include area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	GRTX	The Nasdaq Stock Market LLC (Nasdaq Global Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On September 22, 2023, Galera Therapeutics, Inc. (the “Company”) received two written notices (the “Notices”) from The Nasdaq Stock Market, LLC (“Nasdaq”) notifying the Company that (i) the Company is no longer in compliance with the minimum Market Value of Listed Securities (“MVLS”) of $50,000,000 required for continued listing on The Nasdaq Global Market as set forth in Nasdaq Listing Rule 5450(b)(2)(A) (the “Minimum MVLS Requirement”) and (ii) for the last 30 consecutive business days, the bid price for the Company’s common stock, par value $0.001 per share (the “Common Stock”), had closed below the $1.00 per share minimum bid price requirement for continued inclusion on The Nasdaq Global Market as set forth in Nasdaq Listing Rule 5450(a)(1) (the “Minimum Bid Price Requirement”). The Notices have no effect at this time on the listing of the Common Stock, which continues to trade on The Nasdaq Global Market under the symbol “GRTX”.

In accordance with Nasdaq Listing Rule 5810(c)(3)(C) and Nasdaq Listing Rule 5810(c)(3)(A), the Company has a period of 180 calendar days, or until March 20, 2024 (the “Compliance Date”), to regain compliance with the Minimum MVLS Requirement and the Minimum Bid Price Requirement, respectively. To regain compliance with the Minimum MVLS Requirement, the Company’s MVLS must close at $50,000,000 or more for a minimum of 10 consecutive business days prior to the Compliance Date. To regain compliance with the Minimum Bid Price Requirement, the closing bid price of the Common Stock must be at least $1.00 per share for a minimum of 10 consecutive business days prior to the Compliance Date.

If the Company does not regain compliance with the Minimum MVLS Requirement by the Compliance Date, Nasdaq will notify the Company that its securities are subject to delisting, at which point the Company may appeal the delisting determination to a Nasdaq hearings panel. If the Company does not regain compliance with the Minimum Bid Price Requirement by the Compliance Date, the Company may be eligible for a second 180 calendar day compliance period. To qualify, the Company must submit an application to transfer the listing of the Common Stock to The Nasdaq Capital Market, which requires the Company to meet the continued listing requirement for the market value of publicly held shares and all other initial listing standards for The Nasdaq Capital Market, with the exception of the bid price requirement. The Company would also need to pay an application fee to Nasdaq and to provide written notice of its intention to cure the deficiency during the additional compliance period. As part of its review process, Nasdaq will make a determination of whether it believes the Company will be able to cure this deficiency. If the Company does not qualify for or fails to regain compliance during the additional compliance period, then Nasdaq will notify the Company of its determination to delist its Common Stock, at which point the Company would have an opportunity to appeal the delisting determination to a Nasdaq hearings panel. There can be no assurance that, if the Company decides to appeal any delisting determination, such appeal would be successful.

The Company intends to actively monitor its MVLS and the closing bid price of its common stock and may, if appropriate, consider implementing available options to regain compliance with the Minimum MVLS Requirement and the Minimum Bid Price Requirement under the Nasdaq Listing Rules. There can be no assurance that the Company will be able to regain compliance with the Minimum MVLS Requirement or the Minimum Bid Price Requirement or maintain compliance with any other listing requirements.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This Current Report on Form 8-K contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements contained in this Current Report on Form 8-K that do not relate to matters of historical fact should be considered forward-looking statements, including, but not limited to, statements regarding the Company’s ability to regain compliance with the Minimum MVLS Requirement and the Minimum Bid Price Requirement, the Company’s intentions to actively monitor its MVLS and the closing bid price of its Common Stock and the Company’s plans to consider implementing available options to regain compliance with the Minimum MVLS Requirement and the Minimum Bid Price Requirement. The Company’s actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of important risks and uncertainties, including without limitation the risk that the Company may not meet the Minimum MVLS Requirement and the Minimum Bid Price Requirement during any compliance period or in the future, the risk that the Company may not otherwise meet the requirements for continued listing under the Nasdaq Listing

Rules, the risk that Nasdaq may not grant the Company relief from delisting if necessary, and the risk that the Company may not ultimately meet applicable Nasdaq requirements if any such relief is necessary, among other important risks and uncertainties. A further description of the risks and uncertainties relating to the business of the Company is contained in the Company’s most recent annual report on Form 10-K and the Company’s quarterly reports on Form 10-Q filed with the Securities and Exchange Commission. The Company undertakes no duty or obligation to update any forward-looking statements contained in this report as a result of new information, future events or changes in its expectations.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GALERA THERAPEUTICS, INC.

Date: September 22, 2023	By:	/s/ J. Mel Sorensen, M.D.
J. Mel Sorensen, M.D.
President and Chief Executive Officer